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EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
OF THE MILLS CORPORATION

        We have audited the accompanying Combined Statement of Certain Revenues and Certain Operating Expenses (as defined in Note 1) of the Cadillac Fairview Properties ("Cadillac Fairview") for the year ended December 31, 2002. The Combined Statement of Certain Revenues and Certain Operating Expenses is the responsibility of Cadillac Fairview's management. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Operating Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Combined Statement of Certain Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of The Mills Corporation as described in Note 1, and is not intended to be a complete presentation of Cadillac Fairview's revenues and expenses.

        In our opinion, the Combined Statement of Certain Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain operating expenses described in Note 1 of Cadillac Fairview for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young, LLP

McLean, Virginia
June 20, 2003

CADILLAC FAIRVIEW
COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 2002
(Amounts In Thousands)

CERTAIN REVENUES:
Minimum rent	$40,371
Percentage rent	1,252
Recoveries from tenants	27,446
Other property revenues	5,963

Total certain revenues	75,032

CERTAIN OPERATING EXPENSES:
Recoverable from tenants Salaries	2,665
Taxes	7,385
Maintenance	9,114
Utilities	5,098
Miscellaneous	1,308
Other operating	913

Total certain operating expenses	26,483

EXCESS OF CERTAIN REVENUES OVER CERTAIN OPERATING EXPENSES	$48,549

See accompanying notes to this financial statement.

CADILLAC FAIRVIEW
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

1. ORGANIZATION AND BASIS FOR PRESENTATION

        The accompanying combined statement of certain revenues and certain operating expenses is composed of five shopping center properties acquired from The Cadillac Fairview Corporation Limited and various affiliated entities ("Cadillac Fairview"). The Cadillac Fairview properties are located in Ft. Lauderdale, FL; Dover, DE; White Plains, NY; Jackson, MS; and New Orleans, LA. The Cadillac Properties were acquired effective January 31, 2003 by The Mills Corporation (the "Company") through The Mills Limited Partnership. In addition to the five properties, the Company acquired approximately 110 acres of developable land adjacent to the properties.

        This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the combined statement is not representative of the actual operations for the year presented as certain revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the acquired properties, have been excluded. Such items include management fee expense, depreciation, amortization, and interest expense and interest income. The combined statement of certain revenues and certain operating expenses for the Cadillac Fairview properties is being presented for the year ended December 31, 2002.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

        The Cadillac Fairview properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases. Percentage rent is recognized when tenants' sales have reached certain levels as specified in the respective leases. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

OTHER PROPERTY REVENUE

        Other property revenue generally consists of revenues from tenants with lease agreements of one year or less, revenue from rentals of temporary in-line space, kiosks and collection of accounts receivable previously written off.

USE OF ESTIMATES

        The preparation of the statement of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

CADILLAC FAIRVIEW
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

3. LEASING ACTIVITIES

        The Cadillac Fairview properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2002 are as follows:

Year ending December 31,
2003	$37,629
2004	33,642
2005	29,013
2006	23,915
2007	20,052
Thereafter	57,662

$201,913

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REPORT OF INDEPENDENT AUDITORS
CADILLAC FAIRVIEW COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES YEAR ENDED DECEMBER 31, 2002 (Amounts In Thousands)
CADILLAC FAIRVIEW NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)
CADILLAC FAIRVIEW NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)